BARTLIT BECK HERMAN PALENCHAR & SCOTT
                             The Kittredge Building
                              511 Sixteenth Street
                                Denver, CO 80202
                                 (303)592-3100

February 13, 1998
                                                            (303)592-3175
                                                          polly.swartzfager@
                                                           bartlit-beck.com

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549




Re:      Preferred Income Management Fund Incorporated

Dear Sir or Madam:

On behalf of Horejsi, Inc., the Lola Brown Trust No. 1B, Badlands Trust Company, the Stewart R. Horejsi Trust No. 2 and Stewart R. Horejsi, we hereby
electronically   transmit,   pursuant  to  Regulation  S-T  promulgated  by  the
Securities and Exchange Commission, the preliminary Proxy Statement in opposition to the solicitation by the Board of Directors of Preferred Income Management Fund Incorporated in connection with the election of directors.

         Please contact the undersigned at (303) 592-3175 or Thomas R. Stephens of this firm at (303) 592-3144 should you require further information or have any questions.



                                                           Very truly yours,

                                                       /s/ Polly S. Swartzfager

                                                          Polly S. Swartzfager
                                                        (Admitted in New York;
                                                application pending in Colorado)



PSS/kmv

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No. _ )

Filed by the Registrant  [ ]

Filed by a Party other than the Registrant  [x]

Check the appropriate box:

[x]        Preliminary Proxy Statement
[ ]        Confidential, for Use of the Commission Only (as permitted by Rule
             14a-6(e)(2))
[ ]       Definitive Proxy Statement
[ ]       Definitive Additional Materials
[ ]       Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                 Preferred Income Management Fund Incorporation
                (Name of Registrant as Specified In Its Charter)

                                  Horejsi, Inc.
                             Lola Brown Trust No. 1B
                             Badlands Trust Company
                         Stewart R. Horejsi Trust No. 2
                               Stewart R. Horejsi
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]        No fee required

[ ]        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
              and 0-11

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:

         (3) Per-unit price or other underlying value of transaction computed pursuant to Exchange Act Rule
                  0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4) Proposed maximum aggregate value of transaction:

         (5)       Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

         (2)      Form, Schedule or Registration Statement No.:

         (3)      Filing Party:

         (4)      Date Filed:

                               STEWART R. HOREJSI.
                               253 NORTH SANTA FE
                              SALINA, KANSAS 67401


Dear Fellow Shareholder:

         We represent the largest shareholder of the Preferred Income Management
 Fund Incorporated (the "Fund").   Horejsi, Inc., together with Stewart R.
Horejsi, the Lola Brown Trust No. 1B, Badlands Trust Company, and the Stewart R. Horejsi Trust No. 2, are concerned that the Fund's present investment focus does not take advantage of the recent changes in the federal income tax laws and is not positioned to maximize value to shareholders.

         We believe the Fund's Board of Directors should change the Fund's investment focus. Toward this end, we are seeking your support in electing our three nominees, Stewart R. Horejsi, Richard I. Barr and James G. Duff, to the Board of Directors of the Fund at the April 17, 1998 Annual Meeting of Shareholders.

         I became a member of the Board of Directors of the Fund in July 1997. I have become convinced that the Fund's investment objective should be one of maximizing the after tax return received by its shareholders, particularly in view of the recent changes in the Federal income tax code which have lowered taxes on long term capital gains. More specifically, I believe, and have proposed to management of the Fund and the Board, that the Fund should:

           change the Fund's investment focus to emphasize capital gains rather than current income, thereby reducing taxes paid by the Fund's shareholders,

           sell a significant  portion of the Fund's  preferred  stock portfolio and reinvest the proceeds in common stocks of companies that offer the potential for growth. Ideally, the Fund's managers should identify a small number of common stocks that offer good long term investment prospects, including common stocks of troubled companies, and consider investing in other investment companies, and retain and reinvest the maximum amounts of income and gains that can be retained, consistent with federal income tax requirements.

          In addition, I believe the Fund should consider changing from a "diversified" to a "nondiversified" investment company to enable the Fund, when the opportunity arises, to take a larger position in the securities of a particular company or group of companies than is permitted for diversified funds.

          I have also proposed appointing a chief executive officer of the Fund who is unaffiliated with the Fund's investment advisor and renaming the Fund to reflect its new investment focus.

          In addition, I believe the Fund should adopt a policy to prohibit its directors from receiving fees from the Funds' investment advisor or any companies controlled or advised by the Fund's investment advisor. Currently, all directors other than me receive compensation either from Flaherty & Crumrine Incorporated, the Fund's current investment advisor ("Flaherty & Crumrine"), or from Preferred Income Fund Incorporated and Preferred Income Opportunity Fund Incorporated, both of which are also advised by Flaherty & Crumrine.

          Although I believe that Flaherty & Crumrine should continue to advise the Fund with respect to the preferred stock and fixed income portion of its portfolio, I have proposed to the Board that a company which I control would be better suited to implement a new investment focus for the Fund than Flaherty & Crumrine.

          On February 10, 1998, the Board established a special committee of four directors to consider my proposals, but has not taken any action on them.

          While the S&P 500 Total Returns increased at a compound annual rate of approximately 30.4% over the three year period ended November 30, 1997 and at a rate of approximately 28.5% for the year ended November 30, 1997, according to management's Annual Report, the total returns on net asset value of the Fund's shares during the same periods under management's direction was only 19.4% and 14.7% , respectively. Although I cannot assure you that the Fund's future performance will equal or exceed the growth rate of the S&P 500 Total Returns or the Fund's historical total returns, I strongly believe that the Fund's results will be better if my investment policies are followed, rather than those of current management.

         Messrs. Barr and Duff have indicated to me that, if elected to the Board of Directors of the Fund, they will support my efforts to cause the full Board of Directors of the Fund to implement a new investment focus.

         Shareholders should be aware, however, that, even if our nominees are elected to the Board of Directors of the Fund, they will constitute only three of the seven members of the Board and they may not be able to persuade other Board members to take any actions that they propose. In addition, several of our proposals will require shareholder approval, which we are not seeking at this time. Consequently, even if the Board adopts our proposals, the Fund may not be able to implement the proposals unless and until they are approved by shareholders.

         PLEASE SIGN, DATE AND RETURN THE ENCLOSED BLUE PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE THAT HAS BEEN PROVIDED.
         It is important that you not return any proxy card sent to you by the Fund if you wish to support our nominees. If you have returned a proxy card sent to you by the Fund, you have the right to revoke that proxy and vote for our nominees by signing, dating and mailing a later dated BLUE proxy card in the envelope provided. You may vote for all proposals contained in management's proxy card by using our BLUE proxy card, as explained below. If you have any questions, please contact Georgeson & Company Inc., who is assisting us in the solicitation, toll-free at 1-800-223-2064.
_______________________________________________________________________________
         It is important that you not return any proxy card sent to you by the Fund if you wish to support our nominees. If you have returned a proxy card sent to you by the Fund, you have the right to revoke that proxy and vote for our nominees by signing, dating and mailing a later dated BLUE proxy card in the envelope provided. You may vote for all proposals contained in management's proxy card by using our BLUE proxy card, as explained below. If you have any questions, please contact Georgeson & Company Inc., who is assisting us in the solicitation, toll-free at 1-800-223-2064.
_______________________________________________________________________________

         There are two proposals scheduled to be voted upon at the Annual Meeting (the election of three directors of the Fund and the ratification of independent accountants of the Fund for the current fiscal year).
We recommend that you vote FOR each of these proposals.

         All of the proposals scheduled to be voted upon at the Annual Meeting are included in our BLUE proxy card. If you wish to vote for our nominees, you may do so by completing and returning a BLUE proxy card.

         A Blue proxy card that is returned to us or our agent will be voted as the shareholder indicates thereon. If a BLUE proxy card is returned without a vote indicated thereon, the shares represented thereby will be voted FOR the election of our nominees and FOR the ratification of the independent accountants.

                                                              Sincerely yours


                                                              Stewart R. Horejsi

21

PRELIMINARY COPY

                        PROXY STATEMENT IN OPPOSITION TO
                  THE SOLICITATION BY THE BOARD OF DIRECTORS OF
                  PREFERRED INCOME MANAGEMENT FUND INCORPORATED

                         ANNUAL MEETING OF SHAREHOLDERS
                          To be held on April 17, 1998


To Our Fellow Shareholders:

         This Proxy Statement and the enclosed BLUE proxy card are being furnished to holders of record on January 20, 1998 (the "Record Date") of shares of common stock, par value $0.0l per share (the "Common Stock"), of Preferred Income Management Fund Incorporated, a Maryland corporation (the "Fund"), by Horejsi, Inc., together with Stewart R. Horejsi, the Lola Brown Trust No. 1B, Badlands Trust Company, and the Stewart R. Horejsi Trust No. 2 (collectively, the "Soliciting Shareholders"), in connection with the solicitation of proxies by the Soliciting Shareholders for use at the Annual Meeting of shareholders of the Fund (the "Annual Meeting") scheduled to be held on Friday, April 17, 1998 at 9:00 a.m., Eastern Daylight time, and any and all adjournments or postponements thereof. The Annual Meeting will be held at the offices of Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, 47th Floor, New York, New York 10022. It is estimated that this Proxy Statement and the accompanying BLUE proxy card will first be sent to shareholders of the Fund on or about February 25, 1998.

         There are two matters scheduled to be voted upon at the Annual Meeting:
(i) the election of three directors of the Fund and (ii) the ratification of the independent accountants of the Fund.

         The Soliciting Shareholders are soliciting your proxy in support of the election of its three nominees to the Board of Directors of the Fund (the "Board") so that the Board will take action to change the Fund's investment focus to, among other things, take advantage of recent changes in the federal income tax laws and attempt to maximize value to shareholders.

         All of the proposals scheduled to be voted upon at the Annual Meeting are included in the Soliciting Shareholders' BLUE proxy card. If you wish to vote for the Soliciting Shareholders' nominees, you may do so by completing and returning a BLUE proxy card. A BLUE proxy card that is returned to the Soliciting Shareholders or their agent will be voted as the shareholder indicates thereon. If a BLUE proxy card is returned without a vote indicated thereon, the shares represented thereby will be voted FOR the election of the Soliciting Shareholders' nominees and FOR the ratification of the independent accountants.

         Discretionary authority is provided in the proxy sought hereby as to other business as may properly come before the meeting of which the Soliciting Shareholders are not aware as of the date of this Proxy Statement and matters incident to the conduct of the Annual Meeting, which discretionary authority will be exercised in accordance with Rule 14a-4 promulgated by the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended.

         The Fund currently has a total of seven directors, divided into three classes. (There are three Class I directors, whose terms expire in 1998, two Class II directors, whose terms expire in 1999, and two Class III directors, whose terms expire in 2000). All of the directors to be elected at the Annual Meeting will be Class I directors. The Soliciting Shareholders propose Stewart
R. Horejsi, Richard I. Barr and James G. Duff as the Class I directors (terms expiring in 2001) to be elected at the Annual Meeting. BLUE proxy cards that are properly signed, dated and returned will be voted in a manner consistent with this proposal.

         The Fund's Articles of Incorporation and Articles Supplementary (collectively, the "Articles") provide that holders of shares of the Fund's Money Market Cumulative Preferred (TM) Stock, par value $0.01 per share (the "Preferred Stock"), voting as a single class, will be entitled to elect two directors of the Fund and that holders of Common Stock will be entitled to elect the remaining directors, subject to certain provisions under the Articles and the Investment Company Act of 1940, as amended (the "Investment Company Act"), that permit the Preferred Stockholders to elect additional directors in certain circumstances. The Preferred Stockholders are currently represented by Donald F. Crumrine, a Class II director, and Morgan Gust, a Class III director, neither of whose term expires in 1998. Accordingly, only holders of Common Stock will be entitled to vote for the election of directors at the upcoming Annual Meeting. Holders of Preferred Stock will, however, be entitled to vote, together with holders of Common Stock, for the ratification of independent auditors of the Fund. This Proxy Statement and the accompanying Blue proxy card are being sent to Preferred Stockholders for informational purposes only and not as part of the proxy solicitation of the Soliciting Shareholders.

Voting, Quorum

         Only shareholders of record on the Record Date will be entitled to vote at the Annual Meeting. According to information contained in the Fund's 1998 Proxy Statement, there were 9,416,743 shares of Common Stock issued and outstanding as of the Record Date, January 20, 1998. Holders of record on the Record Date will be entitled to cast one vote on each matter for each share of Common Stock held by them. Shares of Common Stock do not have cumulative voting rights. Directors of the Fund are elected by a plurality of the votes cast. The vote on the ratification of the independent accountant requires the affirmative vote of a majority of the shares of Common Stock and Preferred Stock represented, voting together as a single class on the matter. The Soliciting Shareholders recommend that shareholders vote FOR the election of their nominees, Messrs. Horejsi, Barr and Duff, and FOR the ratification of Coopers & Lybrand L.L.P., as independent accountants for the Fund.

         A proxy which is properly executed and returned accompanied by instructions to withhold authority to vote represents a broker "non-vote" (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter). Proxies that reflect abstentions or broker non-votes (collectively, "abstentions") will be counted as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum. Under Maryland law, abstentions do not constitute a vote "for" or "against" a matter and will be disregarded in determining "votes cast" on an issue.

         Under the By-Laws of the Fund, a quorum for the transaction of business is constituted by the presence in person or by proxy of a majority of the outstanding shares of the Fund entitled to vote at the meeting. If a proposal is to be voted upon by only one class of the Fund's shares, a quorum of that class of shares must be present at the meeting in order for the proposal to be considered.

Revocation of Proxies

         Any proxy given in connection with the Annual Meeting (whether given to the Fund or to the Soliciting Shareholders) may be revoked by a shareholder at any time prior to the voting thereof at the Annual Meeting by delivering a written revocation of his or her proxy to the Secretary of the Fund or with the presiding officer at the Annual Meeting, by executing and delivering a later dated proxy to the Soliciting Shareholders or the Fund or their solicitation agents, or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in and of itself revoke a proxy.

         There is no limit on the number of times that a shareholder may revoke his or her proxy prior to the Annual Meeting. Only the latest dated, properly signed proxy card will be counted.

         IF YOU HAVE ALREADY SENT A PROXY CARD TO THE BOARD OF DIRECTORS OF THE FUND, YOU MAY REVOKE THAT PROXY AND VOTE FOR THE NOMINEES OF THE SOLICITING SHAREHOLDERS BY SIGNING, DATING AND MAILING THE ENCLOSED BLUE PROXY CARD IN THE ENVELOPE PROVIDED.

         THE BLUE PROXY CARD CONTAINS ALL OF THE PROPOSALS SCHEDULED TO BE VOTED UPON AT THE ANNUAL MEETING. IF YOU WISH TO VOTE FOR THE SOLICITING SHAREHOLDERS' NOMINEES, YOU MAY DO SO BY COMPLETING AND RETURNING A BLUE PROXY CARD. A BLUE PROXY CARD THAT IS RETURNED TO THE SOLICITING SHAREHOLDES OR THEIR AGENT WILL BE VOTED AS THE SHAREHOLDER INDICATES THEREON. IF A BLUE PROXY CARD IS RETURNED WITHOUT A VOTE INDICATED THEREON, IT WILL BE VOTED IN FAVOR OF THE SOLICITING SHAREHOLDERS' NOMINEES AND IN FAVOR OF THE RATIFICATION OF INDEPENDENT AUDITORS.

             INFORMATION CONCERNING THE SOLICITING SHAREHOLDERS

         Horejsi, Inc., a South Dakota corporation ("HI") and the successor by merger to Horejsi Enterprises, Inc., is a holding company engaged through its affiliates in the retail sale of welding consumables, equipment and gases, the wholesale sale of bulk gases, leasing of cylinders to various wholesale and retail customers, and the financing of such activities. The business address of HI is 122 South Phillips Avenue, Suite 220, Sioux Falls, South Dakota 57104. HI is the largest shareholder of the Fund (based on public filings with the Commission). As of the Record Date, HI owned 2,073,430 shares of Common Stock, representing approximately 22.0% of the issued and outstanding shares of Common Stock. Information concerning purchases of shares of Common Stock of the Fund by HI during the last two years is set forth in Exhibit 1 attached hereto. During such period, HI has not sold any shares of the Fund.

         The Lola Brown Trust No. 1B (the "Brown Trust"), the Ernest Horejsi Trust No. 1B (the "Ernest Horejsi Trust"), Evergreen Atlantic LLC ("Evergreen") and the Stewart Horejsi Trust No. 2 (the "Stewart Horejsi Trust") are the holders of approximately 40%, 24% 18% and 16%, respectively, of the outstanding shares of HI. Mr.Horejsi is an agent of HI and the Manager of Evergreen. By virtue of the relationships described above and his roles with HI and the primary stockholders of HI, Mr. Horejsi may be deemed to control HI and may be deemed to possess indirect beneficial ownership of the shares of Common Stock held by HI. However, Mr. Horejsi disclaims such beneficial ownership of the shares of Common Stock beneficially owned, directly or indirectly, by HI. The business address of Mr. Horejsi is located at 253 N. Santa Fe, P.O. Box 45, Salina, Kansas 67401. Susan Ciciora, Mr. Horejsi's daughter, owns approximately 1% of the outstanding shares of HI, is a director of HI and one of the three trustees of each of the Brown Trust, the Ernest Horejsi Trust and the Stewart Horejsi Trust. The business address of Ms. Ciciora is 1428 Coventry Court, Darien, Illinois 60561.

         The Brown Trust is a trust organized by Lola Brown for the benefit of her children and grandchildren. The business address of the Brown Trust is 122 South Phillips Avenue, Suite 220, Sioux Falls, South Dakota 57104. As of the Record Date, the Brown Trust owned 1,581,665 shares of Common Stock, representing approximately 16.8% of the issued and outstanding shares of Common Stock. Information regarding purchases of shares of Common Stock by the Brown Trust during the last two years is set forth on Exhibit 1 attached hereto. During such period, the Brown Trust has not sold any shares of the Fund. The trustees of the Brown Trust, Badlands Trust Company ("Badlands"), Larry Dunlap and Ms. Ciciora, may be deemed to control the Brown Trust and may be deemed to possess indirect beneficial ownership of the shares held by the Brown Trust. However, none of the trustees, acting alone, can vote or exercise dispositive authority over Shares held by the Brown Trust. Accordingly, Badlands, Mr. Dunlap and Ms. Ciciora disclaim beneficial ownership of the shares of Common Stock beneficially owned, directly or indirectly, by the Brown Trust.

         Badlands is a South Dakota corporation organized to act as a private trust company to administer the Brown Trust as well as other affiliated trusts. Badlands is wholly owned by the Stewart Horejsi Trust, an irrevocable trust organized by Mr. Horejsi for the benefit of his issue. As of the Record Date, Badlands directly owned 12,735 shares of Common Stock, representing approximately 0.13% of the outstanding shares of Common Stock. Information regarding purchases of shares of Common Stock by Badlands during the last two years is set forth on Exhibit 1 attached hereto. During such period, Badlands has not sold any shares of the Fund. In addition to being a trustee of the Brown Trust, Badlands is also one of the three trustees of each of the Ernest Horejsi Trust and the Stewart Horejsi Trust. The business address of Badlands and of the Stewart Horejsi Trust is 122 South Phillips Avenue, Suite 220, Sioux Falls, South Dakota 57104. By virtue of the relationships described above, Badlands, Ms. Ciciora and Robert H. Kastner, as trustees of the Stewart Horejsi Trust, may be deemed to share indirect beneficial ownership of the shares of Common Stock directly beneficially owned by Badlands. The trustees of the Stewart Horejsi Trust disclaim all such beneficial ownership. Ann M. Hartmann, Stephen C. Miller and John Raforth are the President, Vice President and Secretary, respectively, of Badlands and Messrs. Dunlap, Miller and Raforth, Ms. Hartmann and Ms. Ciciora are directors of Badlands. By virtue of such relationships, Messrs. Dunlap, Miller and Raforth and Ms. Hartman and Ms. Ciciora may be deemed to share the indirect power to vote and direct the disposition of the shares of Common Stock held by Badlands, but such persons disclaim beneficial ownership of such shares. The business address of Mr. Miller is 1680 38th Street, Suite 800, Boulder, Colorado 80301, of Mr. Dunlap is 223 N. Santa Fe, P.O. Box 121, Salina, Kansas 67401, of Mr. Raforth is 818 St. Joseph Street, P.O. Box 2670, Rapid City, South Dakota 57709 and of Ms. Hartmann is 122 South Phillips Avenue, Suite 220, Sioux Falls, South Dakota 57104.

         By virtue of the relationships and transactions described above, HI, the Brown Trust, Badlands, the Stewart Horejsi Trust and Mr. Horejsi may be deemed to constitute a group. HI disclaims beneficial ownership of the shares of Common Stock directly beneficially owned by the Brown Trust and Badlands, the Brown Trust disclaims beneficial ownership of the shares of Common Stock directly beneficially owned by HI and Badlands, and Badlands and the Stewart Horejsi Trust both disclaim beneficial ownership the shares of Common Stock directly owned by the Brown Trust and HI.

                                                REASONS FOR THE SOLICITATION

         The Soliciting Shareholders have owned the Fund's Common Stock since July 22, 1996 and, through HI, the Lola Brown Trust and Badlands, have invested more than $50 million in more than 3.6 million shares of the Fund. As a result, the Soliciting Shareholders have a strong financial incentive to improve the Fund's performance. By contrast, the remaining six directors of the Fund hold fewer than 15,000 shares of the Fund.

         Mr. Horejsi became a member of the Board of the Fund in July 1997. Since that time, he concluded that the investment focus of the Fund should be changed so that, among other things, its shareholders may take advantage of the recent reduction in the federal income tax rate on capital gains.

         As a result, on January 28, 1998, at a meeting of the Fund's Board of Directors (the "January Board Meeting"), Mr. Horejsi advised the Board that he believed that the Fund should take the following steps (the "Horejsi Proposal"):

                  o The Fund's objective should be to maximize after the tax return received by the Fund's shareholders. In view of the recent changes in the Federal income tax code which have lowered taxes on long term capital gains, the Fund should attempt to increase after tax returns to shareholders by changing the Fund's investment focus to emphasize capital gains rather than current income, thereby reducing taxes paid by the Fund's shareholders. Specifically, Mr. Horejsi suggested that the Fund invest a significant portion of its portfolio in a small number of common stocks that offer good long-term investment prospects, including common stocks of troubled companies. In addition, the Fund should consider investing in other investment companies. Finally, the Fund should retain and reinvest the maximum amounts of income and gains that can be retained, consistent with tax requirements.

                  o In connection with the change of the Fund's investment focus, the Fund should dispose of a portion of its preferred stock portfolio. Recent changes in the tax laws have permitted corporations owned by trusts to elect Subchapter S status, thereby eliminating the appeal of the deduction for preferred stock dividends received for such corporations. It is also possible that Congress will enact legislation to repeal or limit the corporate dividends received deduction for preferred stocks. If this occurs, the market value of the Fund's preferred stock portfolio could be adversely affected. Sale of a significant portion of the portfolio would reduce this risk to the Fund and its shareholders. HI may elect to be taxed as a Subchapter S corporation in the future, in which case HI would not be able to use the dividends received deduction.

                  o The sale of a significant portion of the Fund's preferred stock portfolio and reinvestment of the proceeds in common stocks would be likely to reduce the dividend income received by the Fund and consequently reduce the dividends paid by the Fund to its shareholders, which may reduce current returns in the near term. However, if the Fund is able to invest in common stocks that increase in value, that increase in value should be reflected in higher market prices for the Fund's shares. Shareholders of the Fund who hold their shares for the long term will be able to take advantage of lower federal income taxes on long term capital gains as opposed to higher taxes on dividend income. Mr. Horejsi noted that investing a significant portion of the Fund's portfolio in a small number of common stocks may significantly increase the volatility of the price of the Fund's shares.

                  o The Fund should change from a diversified investment company to a non-diversified investment company.

                  o The Fund should appoint a chief executive officer who is unaffiliated with the Fund's investment advisor and change the Fund's name to reflect its new investment focus.

                  o The Fund should adopt a policy to prohibit its directors from receiving fees from the Fund's investment advisor or any companies controlled or advised by the Fund's investment advisor. Currently, all directors other than Mr. Horejsi receive compensation either from Flaherty & Crumrine Incorporated ("Flaherty & Crumrine"), the Fund's current investment advisor, or from the Preferred Income Fund
                  Incorporated and the Preferred Income Opportunity Fund Incorporated, both of which are also advised by Flaherty & Crumrine.

         Mr. Horejsi indicated that he believed Flaherty & Crumrine should continue to advise the Fund with respect to the preferred stock and fixed income portion of the Fund's portfolio, but that the Fund should retain other advisors with respect to other portions of the Fund's portfolio that are outside Flaherty & Crumrine's area of expertise. Mr. Horejsi suggested that a company controlled by him would be better suited to implement a new investment focus for the Fund than Flaherty & Crumrine. Mr. Horejsi also recommended that the investment advisory fee received on common stocks be increased to 1.0% of market value.

         The Board of Directors indicated that they would review the Horejsi Proposal but did not take action on any of Mr. Horejsi's suggestions at the January Board Meeting.

         In view of response of the Board of Directors, Mr. Horejsi advised the Board that the Soliciting Shareholders would consider whether they should take a more active role in the Fund's management to protect the value of their investment. Mr. Horejsi also advised the Board that, while no decision had been made, the Soliciting Shareholders may consider, among other things, soliciting proxies in connection with the Fund's Annual Meeting of Shareholders with respect to the election of directors or other matters.

         On January 28, 1998, the Fund issued a press release describing the proposals made by Mr. Horejsi at the January Board Meeting. The Fund stated that, to consider the Horejsi Proposal properly, the Board of Directors would require more comprehensive information regarding such proposals.

          At a Special Meeting of the Fund's Board of Directors held on February 10, 1998, the Board established a Special Committee of four independent directors, Martin Brody, David Gale, Morgan Gust and Robert F. Wulf, to consider the Horejsi Proposal. Also at such meeting, Mr. Horejsi advised the Board that he had decided to solicit proxies in connection with the Fund's Annual Meeting of Shareholders with respect to the election of directors.

         The Soliciting Shareholders have determined to undertake this proxy solicitation because they believe that their nominees will be committed to causing the full Board of the Fund to take action to change the Fund's investment focus as outlined in the Horejsi Proposal.


                             CERTAIN CONSIDERATIONS

         In  considering   whether  to  support  the  Soliciting   Shareholders'
nominees, shareholders of the Fund should consider the following.

         Even if the full Board of Directors of the Fund determines to implement any of the proposals that the nominees of the Soliciting Shareholders may urge the full Board to consider, there can be no assurance that any such proposals will ultimately be implemented. In addition, certain of the proposals that the nominees of the Soliciting Shareholders may urge the full Board to consider entail costs and difficulties that may impede or delay their implementation. For example, if the Board of Directors determined to propose that the Fund change from a diversified investment company (which is required to hold at least 75% of the value of its total assets in cash and cash items, Government securities, securities of other investment companies, and other securities limited in respect of any one issuer to an amount not greater than 5% of the total assets of the Fund and not more than 10% of the outstanding voting securities of such issuer) to a non-diversified investment company, pursuant to the Investment Company Act the proposal would have to be approved by shareholders of the Fund holding at least a majority of the outstanding shares.

         Moreover, the adoption of certain of Mr. Horejsi's proposals would require the Fund to change its investment objective, its concentration policy and one or more of its fundamental investment restrictions (which objective, policy and restrictions are set forth on Exhibit 2 hereto), and, as a result, would require the prior approval of the holders of a majority of the Fund's outstanding voting securities, voting together as a single class, and the approval of the holders of a majority of the Fund's outstanding Preferred Stock, voting as a separate class, as more fully described under "Shareholder Approval" in Exhibit 2 hereto. There can be no assurance that the requisite shareholder vote could be obtained. Moreover, the Fund might incur significant costs in preparing a proxy statement relating to such proposals and holding a shareholders' meeting to vote on such proposals.

         In addition, the Fund's shareholders may experience an increase in investment risk due to a reduction in diversification of investments by the Fund if the Fund's policies are changed. The Soliciting Shareholders note, however, that as a non-diversified investment company the Fund would still be required, pursuant to the Internal Revenue Code of 1986, to meet certain diversification requirements in order to qualify as a regulated investment company for tax purposes and believe that the benefits afforded by such proposals will outweigh any such increase in risk..

         Shareholders of the Fund should note that even if the Soliciting Shareholders' nominees are elected to the Board of Directors of the Fund, they will constitute only three of the seven members of the Board of Directors. For these and other reasons, there can be no assurance that, even if the Soliciting Shareholders' nominees are elected, that the Fund's investment focus will be changed or that any of the steps outlined in the Horejsi Proposal will be taken. The Soliciting Shareholders have not made any decision as to whether or not they will solicit proxies in future election contests involving the Fund.

                                  THE NOMINEES

BLUE proxy cards which are signed, dated and returned to the Soliciting Shareholders or their agent, Georgeson & Company Inc. ("Georgeson"), will be voted in favor of the election of Stewart R. Horejsi, Richard I. Barr and James
G. Duff. Messrs. Horejsi, Barr and Duff have furnished the Soliciting Shareholders with the following information concerning their employment history and certain other matters: Stewart R. Horejsi, age 60, has been principally employed as Manager of Brown Welding Supply L.L.C.., a subsidiary of HI, since April 1994. Mr. Horejsi has also served as President or Manager of various subsidiaries of HI since January 1992. Mr. Horejsi has served as a Class I
Director of the Fund since July 1997. Richard I. Barr, age 60, has been principally employed as Chief Executive Officer of CBS Marketing Incorporated, a food brokerage company ("CBS Marketing"), since January 1976. Mr. Barr served as President of CBS Marketing from January 1976 to July 1997. Mr. Barr is the national Chairman of ASMC (the Association of Sales and Marketing Companies) and has been a Director of ASMC since 1993. Mr. Barr has been Vice Chairman of AIMS Corporation, a cooperative of food brokers, since 1990.

         James G. Duff, age 60, has been retired since January 1997. Mr. Duff acted as Chairman and Chief Executive Officer of USL Capital, a commercial financing company ("USL Capital"), from April 1990 to December 1996, and as President and Chief Operating Officer of USL Capital from January 1988 to April 1990. Mr. Duff was an Executive Vice President of Ford Motor Credit Company, an automotive financing company, from May 1980 to January 1988 and prior to that time held various positions at Ford Motor Company.

Each of Messrs. Horejsi, Barr and Duff are United States citizens. By virtue of the relationships discussed above under "Information Concerning the Soliciting Shareholders," Mr. Horejsi may be deemed to indirectly beneficially own the shares of Common Stock held by HI and to be an "interested director" within the meaning of the Investment Company Act. Mr. Barr beneficially owns 500 shares of Common Stock. Mr. Duff does not own, beneficially or of record, any shares of Common Stock. The principal business address of Mr. Barr is 3419 East University Drive, Phoenix, Arizona 85034 and the address of Mr. Duff is 7544 South Dunn's Farm Road, Maple City, Michigan 49664.

         Each of the nominees listed above has consented to being named in this Proxy Statement and has agreed to serve as a director of the Fund if elected. None of such nominees has ever been an officer, employee, director, general partner or shareholder of Flaherty & Crumrine, the Fund's current investment advisor, or an affiliate thereof, nor has any of such nominees had any other material direct or indirect interest in such investment advisor or any of its affiliates or the Fund's administrator, First Data Investor Services Group, Inc.

         Other than fees payable by the Fund to its directors, none of the Soliciting Shareholders' nominees has any arrangement or understanding with any person with respect to any future employment by the Fund or its affiliates. According to the Fund's 1998 Proxy Statement, each director of the Fund who is not a director, officer or employee of Flaherty & Crumrine or any of their affiliates receives a fee of $9,000 per annum plus $500 for each in-person meeting and $100 for each telephone meeting, with all directors being reimbursed for travel and out-of-pocket expenses associated with attending such meetings. Mr. Horejsi received compensation totaling $5,500 for his service as a director of the Fund during its 1997 fiscal year. HI has agreed to indemnify the nominees for liabilities they may incur in connection with this proxy solicitation.

                        PRINCIPAL HOLDERS OF VOTING SECURITIES

         As of the Record Date, (January 20, 1998), HI, the Brown Trust and Badlands directly beneficially owned 2,073,430 shares, 1,581,665 shares and 12,735 shares, respectively, of Common Stock of the Fund, representing 22.0%, 16.8% and 0.13%, respectively, of the issued and outstanding shares of Common Stock. Such beneficial ownership, as well as the relationships of Mr. Horejsi, the Stewart Horejsi Trust and the trustees of certain trusts affiliated with HI, is more fully described above under "Information Concerning the Soliciting Shareholders."

         According to the 1998 Proxy Statement of the Fund, the current executive officers and directors (other than Mr. Horejsi, whose information is described above under "Information Concerning the Soliciting Shareholders) of the Fund beneficially owned the following amounts of Common Stock (as of January 20, 1998):


                                                      Common Stock Beneficially
Name                                   Position                  Owned

Robert T. Flaherty*t  Director, Chairman of the Board, President   8,169 shares
                           and Chief Executive Officer

Donald F. Crumrine*t  Director, Chief Financial Officer, Chief     8,169 shares
                     Accounting Officer, Vice President and
                                    Secretary
Martin Brody               Director                                 508 shares

David Gale                 Director                                1,000 shares

Robert F. Wulf             Director                                1,006 shares

Morgan Gust                Director                                1,412 shares
______________
* An  "interested  person" of the Fund as defined under the  Investment  Company
Act.
t 7,169 shares of the Fund are held by Flaherty & Crumrine, of which the reporting person is a shareholder and director and, therefore, such person is deemed to have an indirect beneficial interest in the respective share amounts.


                                THE SOLICITATION

         Proxies will be solicited by mail and, if necessary to obtain the requisite shareholder representation, by telephone, personal interview or by other means. In addition, HI has retained Georgeson to assist and to provide advisory services in connection with this proxy solicitation for which it will be paid a fee of $20,000 and will be reimbursed for reasonable out-of-pocket expenses. HI will indemnify Georgeson against certain liabilities and expenses in connection with this proxy solicitation, including liabilities under the federal securities laws. Other than the nominees, no officers, directors or employees of the Soliciting Shareholders will solicit proxies.

         Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward this Proxy Statement and the accompanying BLUE proxy card to the beneficial owner of shares of Common Stock for whom they hold of record and HI will reimburse them for their reasonable out-of-pocket expenses.

         The expenses related to this proxy solicitation will be borne by HI. HI estimates that the total amount of expenses to be incurred by it in this proxy solicitation will be approximately $100,000. Expenses to date have been approximately $25,000. HI intends to seek reimbursement from the Fund for expenses incurred in connection with the solicitation of proxies for the election of Messrs. Horejsi, Barr and Duff as directors.

         If you have any questions concerning this Proxy Solicitation or the procedures to be followed to execute and deliver a proxy, please contact Georgeson at:

                            Georgeson & Company, Inc.
                          Wall Street Plaza, 30th Floor
                            New York, New York 10005
                         Call Toll-Free: 1-800-223-2064

Dated: February        , 1998

                                                                     Exhibit 1

                  ALL SECURITIES OF THE FUND PURCHASED OR SOLD
            WITHIN THE PAST TWO YEARS BY THE SOLICITING SHAREHOLDERS


         Except as disclosed in this Proxy Statement, neither the Soliciting Shareholders nor their nominees for election to the Board of Directors of the Fund has, or had, any interest, direct or indirect, by security holdings or otherwise, in the Fund. The following table sets forth certain information with respect to direct purchases of shares of Common Stock by the Soliciting Shareholders. Mr. Barr beneficially owns 500 shares of Common Stock, of which 100 shares were purchased on January 27, 1998 and 400 shares were purchased on January 28, 1998. Mr. Duff does not own any shares of Common Stock. Neither the Soliciting Shareholders nor any of their nominees for election to the Board of Directors of the Fund has sold any shares of Common Stock in the last two years.

HOREJSI, INC.


                         Date                    Number of Shares Purchased
                         07/22/96.........................     20,000
                         07/23/96 .........................    28,400
                         07/24/96 .........................    24,800
                         07/25/96 .........................     4,000
                         07/29/96 .........................    80,400
                         07/31/96 .........................   100,000
                         08/02/96 .........................    50,000
                         08/05/96 .........................    10,000
                         09/09/96 .........................   199,300
                         09/10/96 .........................    78,200
                         09/11/96 .........................    55,000
                         09/12/96 .........................    53,000
                         09/16/96 .........................    87,800
                         09/17/96 .........................    12,700
                         09/18/96 .........................    28,000
                         09/19/96 .........................    31,000
                         09/20/96 .........................    15,000
                         09/23/96 .........................    30,000
                         09/24/96 .........................   100,000
                         09/25/96 .........................    30,000
                         09/26/96 .........................    10,000
                         09/30/96 .........................    30,000
                         10/01/96 .........................    32,500
                         10/02/96 .........................     6,000
                         10/03/96 .........................    10,000
                         10/04/96 .........................     8,400
                         10/08/96 .........................    18,100
                         10/16/96 .........................   147,600
                         10/17/96 .........................    12,700
                         10/18/96 .........................     4,700
                         10/22/96 .........................    34,000
                         10/23/96 .........................    21,000
                         10/24/96 .........................    20,000
                         10/25/96 .........................     6,000
                         10/28/96 .........................    53,900
                         11/04/96 .........................    12,100
                         11/05/96 .........................     5,000
                         1106/96 ..........................     9,500
                         11/08/96 .........................     4,600
                         11/11/96 .........................    46,900
                         11/12/96 .........................     7,000
                         11/13/96 .........................     9,000
                         11/15/96 .........................    46,700
                         11/19/96 .........................     4,300
                         11/20/96 .........................     8,200
                         11/21/96 .........................     2,800
                         11/22/96 .........................    34,900
                         11/25/96 .........................    21,100
                         11/26/96 .........................    33,000
                         11/27/96 .........................     4,000
                         12/02/96 .........................     3,000
                         12/03/96 .........................     7,000
                         12/04/96 .........................    10,300
                         12/05/96 .........................    17,500
                         12/06/96 .........................    16,000
                         12/09/96 .........................    16,600
                         12/11/96 .........................    25,600
                         12/12/96 .........................    30,000
                         12/16/96 .........................     8,000
                         12/17/96 .........................    27,000
                         12/18/96 .........................    15,000
                         12/19/96 .........................    21,500
                         12/20/96 .........................    17,500
                         12/22/97 .........................     1,000
                         12/23/97 .........................     1,000
-----------------------------------------------------------   -------

HI financed a portion of the above-described purchases of Common Stock with funds borrowed pursuant to a margin account, $1,630,841 of which indebtedness was outstanding as of January 31, 1998.



LOLA BROWN TRUST NO. 1B

  Date    Number of Shares Purchased
12/23/96   13,000
12/24/96    1,800
12/26/96    3,800
12/27/96    8,700
12/30/96      700
01/08/97    6,300
01/09/97    3,700
01/10/97    3,000
01/13/97    3,900
01/14/97      600
01/15/97    9,000
01/16/97    3,700
01/17/97    9,100
01/20/97    8,700
01/22/97   15,000
01/23/97    6,000
01/24/97    5,000
01/27/97    3,700
01/28/97   12,200
01/29/97      500
01/30/97    4,000
01/31/97    5,000
02/04/97    8,500
02/05/97    5,100
02/06/97    3,800
02/07/97      700
02/10/97    4,000
02/11/97    2,100
02/12/97    2,000
02/18/87   30,000
02/19/97    8,200
02/20/97   12,900
02/21/97    3,500
02/27/97      100
02/28/97      200
03/04/97   33,500
03/05/97    6,600
03/06/97    9,000
03/10/97   14,000
03/11/97    1,400
03/12/97    5,400
03/13/97   14,100
03/14/97    1,000
03/17/97   42,500
03/19/97   29,700
03/20/97    3,300
03/21/97   32,000
03/24/97   12,800
03/25/97   18,000
03/26/97   16,500
03/27/97    7,300
03/31/97      200
04/01/97    5,800
04/02/97     9,000
04/03/97    23,400
04/04/97    14,000
04/08/97     4,300
04/09/97    20,500
04/10/97     3,000
04/11/97    14,600
04/14/97     1,600
04/15/97     1,400
04/16/97     7,700
04/22/97     6,600
04/23/97       400
04/24/97     1,100
05/01/97     9,400
05/02/97    12,600
05/09/97     9,000
05/13/97    10,000
05/19/97    37,800
05/20/97     1,200
05/22/97     8,000
06/13/97   320,000
06/20/97    20,000
06/26/97    15,000
07/14/97   208,600
07/15/97       200
07/22/97    22,800
07/23/97    40,000
07/28/97    21,000
08/08/97    20,000
08/11/97     8,700
08/13/97    15,000
08/14/97     1,600
08/15/97    15,000
08/20/97    25,500
08/22/97    18,300
08/25/97     3,700
08/26/97     6,700
08/27/97     1,600
08/28/97    5,200
09/05/97    3,800
09/08/97    4,000
09/09/97      800
09/10/97    3,700
09/11/97    7,500
09/12/97    5,600
09/15/97    3,600
09/16/97      800
09/18/97    4,400
09/19/97   21,700
10/14/97   27,265
12/16/97   20,000
12/17/97   25,000
12/18/97   10,200
12/19/97    7,200
01/26/98      100

The Lola Brown Trust financed a portion of the above-described purchases of Common Stock with funds borrowed pursuant to a margin account, $16,429,402 of which indebtedness was outstanding as of January 31, 1998.


BADLANDS TRUST COMPANY


   Date                                            Number of Shares Purchased
 10/14/97                                                    12,735

                                                                      Exhibit 2

          FUNDAMENTAL INVESTMENT OBJECTIVE, POLICIES AND RESTRICTIONS

         According   to  the   Prospectus,   dated   February   11,   1993  (the
"Prospectus"), relating to the Fund's Common Stock, the Fund's fundamental investment objective, policies and restrictions are as follows:

Investment Objective

         The Fund's investment objective is high current income for holders of its Common Stock consistent with preservation of capital. The Fund's investment objective may not be changed without Shareholder Approval (as defined below).

Concentration Policy

         The Fund's policy is to concentrate its investments in utility companies and companies in the banking industry so that, under normal market conditions, at least 25% of the Fund's total assets will be invested in securities issued by utilities and an additional 25% or more of its total assets will be invested in securities issued by companies in the banking industry. If adverse economic conditions prevail in either or both of these industries at some future date, the Fund, for defensive purposes, temporarily may invest less than 25% of its total assets in the affected industry or industries. This concentration policy is a fundamental policy of the Fund and cannot be changed without Shareholder Approval.

Investment Restrictions

         The Fund has adopted certain fundamental investment restrictions that may not be changed without prior Shareholder Approval. Under its fundamental restrictions, the Fund may not:

         1. Purchase securities (other than Governmental Securities) of any issuer if as a result of the purchase more than 5% of the value of the Fund's total assets would be invested in the securities of the issuer, except that up to 25% of the value of the Fund's total assets may be invested without regard to this 5% limitation.

         2. Purchase more than 10% of the voting securities of any one issuer, or more than 10% of the securities of any class of any one issuer, except that
(i) this limitation is not applicable to the Fund's investments in Government Securities and (ii) up to 25% of the value of the Fund's total assets may be invested without regard to this 10% limitation.

         3. Borrow money, except for temporary or emergency purposes, or in connection with repurchases of its shares or for clearance of transactions, and then only in amounts not exceeding 10% of its total assets (not including the amount borrowed) and as otherwise described in the Prospectus. When the Fund's borrowings exceed 5% of the value of its total assets, the fund will not make any additional investments.

         4. Sell securities short or purchase securities on margin, except for such short-term credits as are necessary for the clearance of transactions, but the Fund may make margin deposits in connection with transactions in futures contracts, options on futures contracts and options on securities and securities indices, and may make short sales of securities "against the box."

         5. Underwrite any issue of securities, except to the extent that the sale of portfolio securities may be deemed to be an underwriting.

         6. Purchase, hold or deal in real estate or oil and gas interest, except that the Fund may invest in securities secured by real estate or interests in real estate.

         7. Invest in commodities, except that the Fund may enter into futures contracts, including interest rate and stock index futures contracts, and may purchase options and write covered options on futures contracts, securities and stock indices, as described in the Prospectus.

         8. Lend any funds or other assets, except through purchasing debt securities, lending portfolio securities and entering into repurchase agreements consistent with the Fund's investment objective.

         9. Issue senior securities other than preferred stock.

         10. Invest more than 25% of its total assets in the securities of issuers in any single industry other than each of the utilities industry and the banking industry, except that this limitation will not be applicable to the purchase of Government Securities.

         11. Make any investments for the purpose of exercising control or management of any company.

Shareholder Approval

         The Fund's investment objective, policy of concentrating in the utilities and banking industries and investment restrictions set forth above cannot be changed without the prior approval of the holders of a majority of the Fund's outstanding voting securities, voting as a single class, and approval of the holders of a majority of the Fund's outstanding Preferred Stock, voting as a separate class. A "majority of the Fund's outstanding voting securities" for this purpose means the lesser of (i) 67% or more of the shares of Common Stock and Preferred Stock present at a meeting of shareholders, voting as a single class, if the holders of more than 50% of such shares are present or represented by proxy at the meeting, or (ii) more than 50% of the outstanding shares of Common Stock and Preferred Stock, voting as a single class. A majority of the Fund's outstanding Preferred Stock for this purpose is determined in a similar manner, by applying the percentages in the previous sentence to shares of Preferred Stock.

                                   PROXY CARD

THIS PROXY IS SOLICITED IN OPPOSITION TO THE BOARD OF DIRECTORS OF PREFERRED INCOME MANAGEMENT FUND BY HOREJSI, INC. AND THE OTHER SOLICITING SHAREHOLDERS NAMED IN THE ACCOMPANYING PROXY STATEMENT IN OPPOSITION

           Proxy for the April 17, 1998 Annual Meeting of Shareholders
                                       of
                  Preferred Income Management Fund Incorporated

         The undersigned holder of shares of Common Stock of Preferred Income Management Fund Incorporated, a Maryland corporation (the "Fund"), hereby appoints Stewart R. Horejsi and Stephen C. Miller, and each of them, as attorneys and proxies for the undersigned, with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of Common Stock that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Fund to be held at the offices of Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, 47th Floor, New York, New York 10022 at 9:00 a.m., on April 17, 1998, and any adjournments or postponements thereof. The undersigned hereby acknowledges receipt of the Proxy Statement in Opposition of the Soliciting Shareholders and hereby instructs said attorneys and proxies to vote said shares as indicated hereon. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting. A majority of the proxies present and acting at the Meeting in person or by substitute (or, if only one shall be so present, than that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

IMPORTANT:

Please indicate your vote by an "X" in the appropriate box below. This proxy, if properly executed, will be voted in the manner directed by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES NAMED IN PROPOSAL 1 BELOW AND FOR THE RATIFICATION OF THE FUND'S INDEPENDENT ACCOUNTANTS NAMED IN PROPOSAL 2 BELOW.

Please refer to the Proxy Statement in Opposition for a discussion of the Proposal.

1.       ELECTION OF DIRECTORS

                  FOR all nominees listed below  ___________
                  (except as marked to the contrary below)



                  WITHHOLD AUTHORITY
                  to vote for all nominees listed below __________

                  Stewart R. Horejsi (Class I Director)
                  Richard I. Barr  (Class I Director)
                  James G. Duff   (Class I Director)

(Instruction: To withhold authority for any individual, write his or her name on the line below):
----------------------------------------------------------------------

2. TO RATIFY THE SELECTION OF COOPERS & LYBRAND L.L.P. AS INDEPENDENT ACCOUNTANTS FOR THE FUND.
                  FOR      __________
                  AGAINST  __________
                  ABSTAIN  __________

The Soliciting Shareholders recommend that the shareholders vote FOR the election of all nominees named in Proposal 1 and FOR the ratification of the independent accountants for the Fund.

IMPORTANT:
Please sign exactly as name appears hereon or on the proxy card previously sent to you. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other duly authorized officer. If a partnership, please sign in partnership name by authorized person.

DATE:    _____________________              ________________________________
                                  SIGNATURE(S)

                                                -------------------------------
                                                     TITLE (IF APPLICABLE)

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE


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